Exhibit 10.6
THIRD AMENDMENT
TO THE
TRUIST FINANCIAL CORPORATION
NON-QUALIFIED DEFINED CONTRIBUTION PLAN

WHEREAS, Truist Financial Corporation (the “Company”) sponsors the Truist Financial Corporation Non-qualified Defined Contribution Plan (the “Plan”);

WHEREAS, the Company desires to amend the Plan to reflect the sale of Truist Insurance Holdings to an unrelated third party in a stock transaction as provided in the February 20, 2024 Equity Interest Purchase Agreement;

WHEREAS, Article 13 of the Plan provides that an officer who is an Executive Manager of the Company shall have the authority to amend the Plan provided that the financial impact on the Company of such amendment is below the Sarbanes-Oxley materiality threshold; and

WHEREAS, it has been determined that the financial impact on the Company of this amendment is below the Sarbanes Oxley materiality threshold.

NOW, THEREFORE, BE IT RESOLVED, that effective as of the Closing of the transaction, as provided in Section 2.03 of the February 20, 2024 Equity Interest Purchase Agreement, Truist Insurance Holdings and its subsidiaries are no longer Participating Affiliates in the Plan.

BE IT FURTHER RESOLVED, that effective as of the date hereof, that the appropriate officers of the Company are hereby empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of all such instruments and documents, and each of them hereby is, authorized to take all further action and to execute and deliver such further instruments and documents, in the name of the Company, with such modifications not materially affecting their provisions as he or she may deem necessary or appropriate in order to fully carry out the intent and accomplish the purpose of the foregoing amendments.

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Executed on this 30th of April, 2024.

TRUIST FINANCIAL CORPORATION

By: /s/ Michael B. Maguire

Title: Chief Financial Officer